EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 6/27/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.40%	3.15%	17.48%
Class B Units	0.39%	3.08%	16.98%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED JUNE 27, 2008

Grant Park posted modest profits this past week.  Gains were mostly attributed to the energy and softs/agricultural markets, while setbacks came primarily from the fixed income sector.  After last week’s performance, Grant Park is up an estimated 3.15% month-to-date and up 17.48% year-to-date in the Class A units, and up an estimated 3.08% month-to-date and up 16.98% year-to-date in the Class B units.

The portfolio’s biggest winning positions were in the energy sector.  After registering losses the previous week, Grant Park’s long positions in the crude oil markets were the portfolio’s biggest winners this past week.  A plethora of influences sent the price of crude to, yet again, a new all-time high of $142.99 per barrel.  The historic rise in oil prices this past week cannot be entirely attributed to one cause.  As one analyst described it, the combination of a weaker U.S. dollar, supply concerns and stirring comments from some of the globe’s biggest oil producing nations, and the failure of the Fed to raise rates to stave off inflation, caused a “perfect storm” which sent crude prices skyward.  On the supply-side, rebel group MEND (The Movement for the Emancipation of the Niger Delta) continued to have an effect on the energy markets as its most recent attack on a Chevron oil facility, caused much concern regarding the nation’s ability to produce oil.  In other parts of the world, comments made by two separate prominent figures in the Middle East, referencing the fact that oil could trade as high as $170 per barrel by summer’s end and that oil producer Libya could actually decrease crude output by year’s end, sent the crude oil markets into a frenzy.

Grant Park also registered profits in the softs/agricultural markets this past week.  Although performance in the sector was predominantly strong, long positions in the corn and soybean markets stood out as the biggest contributors.  Both soybeans and corn started out weaker as both markets experienced minor technical corrections from the massive rallies they experienced over the past few weeks.  The price breaks, however, were short-lived as poor weather conditions in the Midwest pushed prices upwards.  Heavy rains, especially in western Illinois, Iowa, and Missouri, kept farmers out of their fields, leading to a 4.64% and 3.20% spike in corn and soybean prices respectively.  Given the current declining status of the U.S. ethanol industry, a fundamentally bearish influence on the grain markets, many analysts found the price moves in corn to be especially impressive.

Finally, losses to the portfolio this past week were primarily limited to short positions in the fixed income sector.  A sell-off in global equity markets caused many investors to seek haven in the more stable fixed income markets,

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

driving yields downwards and futures prices upwards.  Short positions in the T-Note, Bund, and Japanese Government Bond markets endured setbacks as their respective local equity indices fell throughout the week.  Equity indices in the U.S., Europe, and Japan, fell over the course of the week as a result of poor consumer confidence data, sky-rocketing oil prices, and fears that various major U.S. financial institutions could be announcing further write-downs in the near future.  Another major contributor to the recent rise in the fixed income sector has been a shift in speculator views after last Wednesday’s FOMC meeting.  During the meeting it was announced that the Fed would be keeping U.S. interest rates constant at 2.00% for another month.  This inaction fueled beliefs that the firmer monetary policy proposed by Fed Chairman, Ben Bernanke, earlier this month may not come into effect as early as expected.  Upon reading the communiqué after Wednesday’s meeting, many analysts close to the markets have stated that any rate hikes imposed by the Fed may not occur until after 2008.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com